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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Trust, Inc. and Subsidiaries
Dallas, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 29, 2016, relating to the consolidated financial statements, the effectiveness of Ashford Hospitality Trust, Inc. and Subsidiaries internal control over financial reporting, and schedules of Ashford Hospitality Trust, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA LLP

Dallas, Texas
June 3, 2016

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm